EXHIBIT 99.1

GrafTech Reports First Quarter 2024 Results

Successfully Executing Strategic Initiatives To Reduce Costs and Preserve Long-term Flexibility

BROOKLYN HEIGHTS, Ohio - April 26, 2024 - GrafTech International Ltd. (NYSE: EAF) ("GrafTech," the "Company," "we," or "our") today announced unaudited financial results for the quarter ended March 31, 2024.
First Quarter 2024 Highlights

•Net loss of $31 million, or $0.12 per share(1), and adjusted EBITDA(2) of $0.2 million
•Net cash used in operating activities of $1 million and adjusted free cash flow(2) of negative $11 million
•Significant cost improvement reflects actions to aggressively address all elements of our cost structure

CEO Comments
"While we are not satisfied with breakeven EBITDA performance, we delivered on our outlook and stated initiatives for the quarter," said Timothy Flanagan, Chief Executive Officer and President. “As the commercial environment remains weak, we are focused on managing what is within our control. Specifically, we are successfully executing our strategic initiatives to reduce our costs, while preserving our ability to capitalize on long-term growth opportunities. Our actions to aggressively address all elements of our cost structure are beginning to yield benefits, as reflected in an 18% decline in our first quarter cash costs on a per metric ton basis compared to the first quarter of 2023."
"On the commercial front, we are pleased to have a significant arbitration resolved in our favor during the first quarter," said Mr. Flanagan. "As we turn the page and move ahead, we are significantly enhancing our customer engagement efforts with a particular focus on strengthening relationships with existing customers while also fostering new ones with prospective customers. We are also taking actions to enhance our customer value proposition to further differentiate GrafTech from our competitors. With these initiatives, we are confident in our ability to meet the needs of our existing and prospective customers, now and in the future."

EXHIBIT 99.1
First Quarter 2024 Financial Performance

(dollars in thousands, except per share amounts)

	Q1 2024	Q4 2023	Q1 2023
Net sales	$136,584	$137,145	$138,802
Net loss	$(30,869)	$(217,409)	$(7,369)
Loss per share(1)	$(0.12)	$(0.85)	$(0.03)
Net cash (used in) provided by operating activities	$(530)	$9,292	$24,798

Adjusted net loss(2)	$(25,161)	$(68,569)	$(5,549)
Adjusted loss per share(1)(2)	$(0.10)	$(0.27)	$(0.02)
Adjusted EBITDA(2)	$194	$(21,572)	$15,115
Adjusted free cash flow(2)	$(11,041)	$3,539	$3,157

Net sales for the first quarter of 2024 were $137 million, a decrease of 2% compared to $139 million in the first quarter of 2023. The decline primarily reflected a decrease in the weighted-average realized price for volume derived from short-term agreements and spot sales ("non-LTA") and a shift in the mix of our business from volume derived from our take-or-pay agreements that had initial terms of three-to-five years ("LTA") to non-LTA volume. These factors were offset by a 43% increase in sales volume in the first quarter of 2024, compared to the same period in 2023.
Net loss for the first quarter of 2024 was $31 million, or $0.12 per share. This compares to a net loss of $7 million, or $0.03 per share, in the first quarter of 2023. Results for the first quarter of 2024 included rationalization and rationalization-related charges of $5.8 million and a lower of cost or market inventory valuation adjustment of $2.7 million.
Adjusted EBITDA(2) was $0.2 million in the first quarter of 2024, compared to $15 million in the first quarter of 2023. The decline primarily reflected lower weighted-average realized prices and a shift in the mix of our business from LTA volume to non-LTA volume. These factors were partially offset by an 18% reduction in cash costs on a per metric ton ("MT") basis for the first quarter of 2024, compared to the same period in 2023, along with the benefit of higher sales volume.
In the first quarter of 2024, net cash used in operating activities was $1 million and adjusted free cash flow(2) was a cash usage of $11 million. The cash flow performance reflected our ongoing focus on managing working capital levels, including a further reduction in inventories during the first quarter of 2024.

EXHIBIT 99.1
Operational and Commercial Update

Key operating metrics

(in thousands, except percentages)	Q1 2024	Q4 2023	Q1 2023
Sales volume (MT)	24.1	24.1	16.9
Production volume (MT)(3)	26.0	24.4	15.8
Production capacity (MT)(4)(5)	45.0	52.0	51.0
Capacity utilization(6)	58%	47%	31%

Sales volume for the first quarter of 2024 was 24.1 thousand MT, an increase of 43% compared to the first quarter of 2023, consisting of 20.0 thousand MT of non-LTA volume and 4.1 thousand MT of LTA volume. Sales volume for the first quarter of 2023 was significantly impacted by the temporary suspension of our operations in Monterrey, Mexico in late 2022.
For the first quarter of 2024, the weighted-average realized price for our non-LTA volume was approximately $4,400 per MT, a decrease of 27% compared to the first quarter of 2023, with the decline reflecting the persistent challenges in the commercial environment. For our LTA volume, the weighted-average realized price was approximately $8,700 per MT for the first quarter of 2024.
Production volume was 26.0 thousand MT in the first quarter of 2024, an increase of 65% compared to the first quarter of 2023. We continue to proactively align our production volume with our evolving demand outlook.
The table of estimated shipments of graphite electrodes under existing LTAs is as follows, reflecting our current expectations for the full year 2024:

2024
Estimated LTA volume (in thousands of MT)	13 - 16
Estimated LTA revenue (in millions)	$100 - $135(7)

EXHIBIT 99.1
Capital Structure and Liquidity
As of March 31, 2024, we had liquidity of $275 million, consisting of cash and cash equivalents of $165 million and $110 million of availability under our revolving credit facility. As of March 31, 2024, we had gross debt(8) of $950 million and net debt(9) of approximately $785 million. We continue to have adequate liquidity in 2024 to navigate the persistent challenges in the commercial environment.
Outlook
We expect demand for graphite electrodes in the near term will remain weak, reflecting persistent challenges in the commercial environment as steel industry production remains constrained by global economic uncertainty. Given these trends, challenging pricing dynamics have persisted in most regions. As a result, we remain selective in the commercial opportunities we choose to pursue. Sales volume in the second quarter of 2024 is expected to be broadly in line with sales volume for the first quarter of 2024 and we continue to expect a modest year-over-year improvement in sales volume for the full year.
We now expect the year-over-year decline in our full year 2024 cash cost of goods sold per MT to exceed our previous guidance of a low-teen percentage point decline compared to 2023. Reflecting the progress we are making on addressing our cost structure, we now anticipate a mid-teen percentage point decline compared to 2023. The significant improvement in our year-over-year costs reflects (1) the strategic actions we are taking to reduce our fixed manufacturing costs, (2) the benefit of additional actions we are taking to reduce our variable costs, including certain raw materials and energy and (3) the anticipated improvement in our sales and production volume levels. In addition, we continue to closely manage our working capital levels and capital expenditures. We continue to anticipate our full-year 2024 capital expenditures will be in the range of $35 million to $40 million.
Longer term, we remain confident that the steel industry’s accelerating efforts to decarbonize will lead to increased adoption of the electric arc furnace method of steelmaking, driving long-term demand growth for graphite electrodes. We also anticipate the demand for petroleum needle coke, the key raw material we use to produce graphite electrodes, to accelerate driven by its utilization in producing synthetic graphite for use in lithium-ion batteries for the growing electric vehicle market. We believe that the near-term actions we are taking, supported by an industry-leading position and our sustainable competitive advantages, including our substantial vertical integration into petroleum needle coke via our Seadrift facility, will optimally position GrafTech to benefit from that long-term growth.

EXHIBIT 99.1
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on April 26, 2024 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (800) 717-1738 toll-free in North America or +1 (289) 514-5100 for overseas calls, conference ID: 46406. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.GrafTech.com. The information on our website is not part of this release or any report we file with or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, with some of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
________________________

(1)    Loss per share represents diluted loss per share. Adjusted loss per share represents diluted adjusted loss per share.
(2)    A non-GAAP financial measure, see below for more information and reconciliations to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(3)    Production volume reflects graphite electrodes we produced during the period.
(4)    Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.
(5)    Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; and Pamplona, Spain. While maintaining the capability to produce up to 28,000 MT of graphite electrodes and pins on an annual basis at our St. Marys, Pennsylvania facility, most production activities at St. Marys are in the process of being suspended. The wind down of production activities is expected to be completed by the end of the second quarter of 2024, after which activities at St. Marys will be limited to machining graphite electrodes and pins sourced from the other plants.
(6)    Capacity utilization reflects production volume as a percentage of production capacity.
(7)    Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.
(8)    Gross debt reflects the notional value of our outstanding debt and excludes unamortized debt discount and issuance costs.
(9)    A non-GAAP financial measure, net debt is calculated as gross debt minus cash and cash equivalents (March 31, 2024 gross debt of $950 million less March 31, 2024 cash and cash equivalents of $165 million).

EXHIBIT 99.1
Cautionary Note Regarding Forward-Looking Statements
This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures and cost of goods sold, anticipated reduction in our costs resulting from our cost rationalization initiatives and one-time costs of implementation and guidance relating to adjusted EBITDA and free cash flow. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may continue to decline in the future, and may lead to periods of reduced profitability and net losses or adversely impact liquidity; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil and petroleum needle coke, and disruptions in supply chains for these materials; our primary reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins; the availability and cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could further deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as a global pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation,

EXHIBIT 99.1
arbitration, and like disputes, including disputes related to contractual commitments; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of long-lived assets on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that disruptions in or our ability to access the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; recent increases in benchmark interest rates and the fact that any future borrowings may subject us to interest rate risk; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the possibility that the cash dividends on our common stock, which are currently suspended, will remain suspended and we may not pay cash dividends on our common stock in the future; and the outcome of our proxy contest.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this press release that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

EXHIBIT 99.1
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow, adjusted free cash flow, net debt and cash cost of goods sold per MT are non-GAAP financial measures.
We define EBITDA, a non‑GAAP financial measure, as net loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted by any pension and other post-employment benefit ("OPEB") plan expenses or benefits, adjustments for rationalization and rationalization-related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense, proxy contest expenses, Tax Receivable Agreement adjustments and goodwill impairment charges. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses or benefits relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect rationalization or rationalization-related expenses;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;
•adjusted EBITDA does not reflect stock-based compensation expense;
•adjusted EBITDA does not reflect proxy contest expenses;

EXHIBIT 99.1
•adjusted EBITDA does not reflect Tax Receivable Agreement adjustments;
•adjusted EBITDA does not reflect goodwill impairment charges; and
•other companies, including companies in our industry, may calculate EBITDA and adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
We define adjusted net loss, a non‑GAAP financial measure, as net loss, excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted loss per share, a non‑GAAP financial measure, as adjusted net loss divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net loss and adjusted loss per share are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow, a non-GAAP financial measure, as free cash flow adjusted by payments made or received from the settlement of interest rate swap contracts. We use free cash flow and adjusted free cash flow as critical measures in the evaluation of liquidity in conjunction with related GAAP amounts. We also use these measures when considering available cash, including for decision-making purposes related to dividends and discretionary investments. Further, these measures help management, the audit committee, and investors evaluate the Company's ability to generate liquidity from operating activities.
We define net debt, a non-GAAP financial measure, as gross debt minus cash and cash equivalents. We believe this is an important measure as it is more representative of our financial position.
We define cash cost of goods sold per MT, a non-GAAP financial measure, as cost of goods sold less depreciation and amortization and less cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes, with this total divided by our sales volume measured in MT. We believe this is an important measure as it is used by our management and Board of Directors to evaluate our costs on a per MT basis.
In evaluating EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow and adjusted free cash flow, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliations presented below. Our presentations of EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow and adjusted free cash flow should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share, free cash flow and adjusted free cash flow alongside other measures of financial performance and liquidity, including our net loss, loss per share and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$165,190	$176,878
Accounts and notes receivable, net of allowance for doubtful accounts of $8,076 as of March 31, 2024 and $7,708 as of December 31, 2023	91,591	101,387
Inventories	302,873	330,146
Prepaid expenses and other current assets	60,376	66,382
Total current assets	620,030	674,793
Property, plant and equipment	915,148	920,444
Less: accumulated depreciation	407,973	398,330
Net property, plant and equipment	507,175	522,114
Deferred income taxes	31,308	31,542
Other assets	57,361	60,440
Total assets	$1,215,874	$1,288,889
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$60,331	$83,268
Long-term debt, current maturities	132	134
Accrued income and other taxes	10,638	10,022
Other accrued liabilities	93,381	91,702
Tax Receivable Agreement	1,949	5,417
Total current liabilities	166,431	190,543

Long-term debt	926,779	925,511
Other long-term obligations	54,151	55,645
Deferred income taxes	27,107	33,206
Tax Receivable Agreement long-term	3,788	5,737
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 257,161,175 and 256,831,870 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2,572	2,568
Additional paid-in capital	750,397	749,527
Accumulated other comprehensive loss	(22,183)	(11,458)
Accumulated deficit	(693,168)	(662,390)
Total stockholders’ equity	37,618	78,247

Total liabilities and stockholders’ equity	$1,215,874	$1,288,889

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Net sales	$136,584	$138,802
Cost of goods sold	135,204	112,645
Lower of cost or market inventory valuation adjustment	2,692	—
Gross (loss) profit	(1,312)	26,157
Research and development	1,627	1,192
Selling and administrative expenses	15,277	22,151
Rationalization expenses	3,145	—
Operating (loss) income	(21,361)	2,814

Other (income) expense, net	(393)	653
Interest expense	15,626	12,806
Interest income	(1,524)	(372)
Loss before benefit for income taxes	(35,070)	(10,273)
Benefit for income taxes	(4,201)	(2,904)
Net loss	$(30,869)	$(7,369)

Basic loss per common share:
Net loss per share	$(0.12)	$(0.03)
Weighted average common shares outstanding	257,399,365	256,974,904
Diluted loss per common share:
Net loss per share	$(0.12)	$(0.03)
Weighted average common shares outstanding	257,399,365	256,974,904

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flow from operating activities:
Net loss	$(30,869)	$(7,369)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation and amortization	13,883	10,777
Deferred income tax benefit	(4,581)	(3,750)
Non-cash stock-based compensation expense	1,047	796
Non-cash interest expense	(1,469)	2,184
Lower of cost or market inventory valuation adjustment	2,692	—
Other adjustments	1,464	105
Net change in working capital*	23,062	25,657
Change in Tax Receivable Agreement	(5,417)	(4,631)
Change in long-term assets and liabilities	(342)	1,029
Net cash (used in) provided by operating activities	(530)	24,798
Cash flow from investing activities:
Capital expenditures	(10,511)	(25,271)
Proceeds from the sale of fixed assets	3	92
Net cash used in investing activities	(10,508)	(25,179)
Cash flow from financing activities:
Interest rate swap settlements	—	3,630
Debt issuance and modification costs	—	(128)
Payments for taxes related to net share settlement of equity awards	(82)	(129)
Dividends paid	—	(2,566)
Principal payments under finance lease obligations	(16)	—
Net cash (used in) provided by financing activities	(98)	807
Net change in cash and cash equivalents	(11,136)	426
Effect of exchange rate changes on cash and cash equivalents	(552)	373
Cash and cash equivalents at beginning of period	176,878	134,641
Cash and cash equivalents at end of period	$165,190	$135,440

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$8,575	$62,350
Inventories	25,328	(16,897)
Prepaid expenses and other current assets	4,313	12,588
Income taxes payable	(2,433)	(25,594)
Accounts payable and accruals	(29,598)	(12,495)
Interest payable	16,877	5,705
Net change in working capital	$23,062	$25,657

EXHIBIT 99.1
NON-GAAP RECONCILIATIONS
(Dollars in thousands, except per share and per MT data)
(Unaudited)
The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP measures:

Reconciliation of Net Loss to Adjusted Net Loss

	Q1 2024	Q4 2023	Q1 2023

Net loss	$(30,869)	$(217,409)	$(7,369)

Diluted loss per common share:
Net loss per share	$(0.12)	$(0.85)	$(0.03)
Weighted average shares outstanding	257,399,365	257,205,583	256,974,904

Adjustments, pre-tax:
Pension and OPEB plan expenses(1)	347	3,578	918
Rationalization expenses(2)	3,145	—	—
Rationalization-related expenses(3)	2,655	—	—
Non-cash (gains) losses on foreign currency remeasurement(4)	(162)	170	447
Stock-based compensation expense(5)	1,047	624	796
Proxy contest expenses(6)	210	—	—
Tax Receivable Agreement adjustment(7)	37	233	16
Goodwill impairment charges(8)	—	171,117	—
Total non-GAAP adjustments pre-tax	7,279	175,722	2,177
Income tax impact on non-GAAP adjustments(9)	1,571	26,882	357
Adjusted net loss	$(25,161)	$(68,569)	$(5,549)

Reconciliation of Loss Per Share to Adjusted Loss Per Share

	Q1 2024	Q4 2023	Q1 2023

Loss per share	$(0.12)	$(0.85)	$(0.03)
Adjustments per share:
Pension and OPEB plan expenses(1)	—	0.01	0.01
Rationalization expenses(2)	0.01	—	—
Rationalization-related expenses(3)	0.01	—	—
Non-cash (gains) losses on foreign currency remeasurement(4)	—	—	—
Stock-based compensation expense(5)	0.01	—	—
Proxy contest expenses(6)	—	—	—
Tax Receivable Agreement adjustment(7)	—	—	—
Goodwill impairment charges(8)	—	0.67	—
Total non-GAAP adjustments pre-tax per share	0.03	0.68	0.01
Income tax impact on non-GAAP adjustments per share(9)	0.01	0.10	—
Adjusted loss per share	$(0.10)	$(0.27)	$(0.02)

EXHIBIT 99.1

Reconciliation of Net Loss to Adjusted EBITDA

	Q1 2024	Q4 2023	Q1 2023

Net loss	$(30,869)	$(217,409)	$(7,369)
Add:
Depreciation and amortization	13,883	13,836	10,777
Interest expense	15,626	15,655	12,806
Interest income	(1,524)	(1,681)	(372)
Income taxes	(4,201)	(7,695)	(2,904)
EBITDA	(7,085)	(197,294)	12,938
Adjustments:
Pension and OPEB plan expenses(1)	347	3,578	918
Rationalization expenses(2)	3,145	—	—
Rationalization-related expenses(3)	2,655	—	—
Non-cash (gains) losses on foreign currency remeasurement(4)	(162)	170	447
Stock-based compensation expense(5)	1,047	624	796
Proxy contest expenses(6)	210	—	—
Tax Receivable Agreement adjustment(7)	37	233	16
Goodwill impairment charges(8)	—	171,117	—
Adjusted EBITDA	$194	$(21,572)	$15,115

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

	Q1 2024	Q4 2023	Q1 2023

Net cash (used in) provided by operating activities	$(530)	$9,292	$24,798
Capital expenditures	(10,511)	(5,753)	(25,271)
Free cash flow	(11,041)	3,539	(473)

Interest rate swap settlements(10)	—	—	3,630
Adjusted free cash flow	$(11,041)	$3,539	$3,157

EXHIBIT 99.1

Reconciliation of Cost of Goods Sold to Cash Cost of Goods Sold per MT

	Q1 2024	Q4 2023	Q1 2023

Cost of goods sold	$135,204	$144,393	$112,645
Less:
Depreciation and amortization(11)	12,207	12,163	9,065
Cost of goods sold - by-products and other(12)	9,600	780	8,332
Rationalization-related expenses(3)	2,655	—	—
Cash cost of goods sold	110,742	131,450	95,248
Sales volume (in thousands of MT)	24.1	24.1	16.9
Cash cost of goods sold per MT	$4,595	$5,454	$5,636

(1)Net periodic benefit cost for our pension and OPEB plans, including a mark-to-market (gain) loss, representing actuarial gains and losses that result from the remeasurement of plan assets and obligations due to changes in assumptions or experience. We recognize the actuarial gains and losses in connection with the annual remeasurement in earnings in the fourth quarter of each year.
(2)Severance and contract termination costs associated with the cost rationalization and footprint optimization plan announced in February 2024.
(3)Other non-cash costs, primarily inventory and fixed asset write-offs, associated with the cost rationalization and footprint optimization plan announced in February 2024.
(4)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(5)Non-cash expense for stock-based compensation grants.
(6)Expenses associated with our proxy contest.
(7)Adjustment for future payment to our sole pre-initial public offering stockholder for tax assets that are expected to be utilized.
(8)Non-cash goodwill impairment charges.
(9)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.
(10)Receipt of cash related to the monthly settlement of our outstanding interest rate swap contracts that were terminated in the second quarter of 2023.
(11)Reflects the portion of depreciation and amortization that is recognized in cost of goods sold.
(12)Primarily reflects cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com